                                                                       EXHIBIT 4

                           CONTRACT AND APPLICATION

                           FLEXIBLE PREMIUM DEFERRED
                              ANNUITY CERTIFICATE

This Certificate is issued according to the terms of Master Policy Number 64890008 issued by Northbrook Life Insurance Company to Dean Witter Reynolds Inc. Dean Witter Reynolds Inc. is called the Master Policyholder. This Certificate is issued in the state of Delaware and is governed by Delaware law.

Throughout this Certificate, "you" and "your" refer to the Certificate's owner(s). "We", "us" and "our" refer to Northbrook Life Insurance Company.


CERTIFICATE SUMMARY   .  The first phase of this Certificate is the accumulation phase which begins on the issue date of the Certificate. The primary feature of this phase is the accumulation of interest, at guaranteed rates for guaranteed periods of time, on all purchase amounts.
                         Additional features of this phase include a partial withdrawal option, a full surrender option, and death benefit options. The partial withdrawal and surrender benefits may be subject to an upward or downward Market
                         Value Adjustment.

                      . The second phase of this Certificate is the payout phase which begins on the Payout Start Date. The primary feature of this phase is the exchange of the Adjusted Account Value for a series of periodic income payments to be made under an Income Plan. Various types of Income Plans are offered in this Certificate.

                      This page of the Certificate is only a summary of the Certificate terms. The detailed provisions of this Certificate, that follow, will control. This Certificate and the Master Policy do not pay dividends. PLEASE READ YOUR CERTIFICATE CAREFULLY.

RETURN PRIVILEGE      If you are not satisfied with this Certificate for any
                      reason, you may return it to us within 20 days after you receive it. We will refund any purchase payments to you.

We appreciate that, through the services of your Dean Witter Reynolds Account Executive, you chose Northbrook Life Insurance Company to help you achieve your long-term financial goals. We value our relationship with you.


               Michael J. Velotta                      Louis G. Lower, II

               Secretary                               President



                       FLEXIBLE PREMIUM DEFERRED ANNUITY



NLU566                               Page 1

--------------------------------------------------------------------------------
TABLE OF CONTENTS
--------------------------------------------------------------------------------

          General Definitions ....................................   2
          People Involved ........................................   4
          Accumulation Phase .....................................   5
          Death Benefit Options During Accumulation Phase ........   7
          Payout Phase ...........................................   9
          General Provisions .....................................  10

--------------------------------------------------------------------------------
GENERAL DEFINITIONS
--------------------------------------------------------------------------------


ACCOUNT VALUE             The sum of the Sub-Account values.
-------------

ADJUSTED ACCOUNT VALUE    The Account Value adjusted by the Market Value
----------------------    Adjustment, less any applicable taxes.

CASH SURRENDER VALUE      The Account Value adjusted by the Market Value
--------------------      Adjustment, less any applicable withdrawal charges
                          and taxes.

DEATH BENEFIT             The greater of the Account Value and the Cash
-------------             Surrender Value. We will calculate the Death Benefit
                          as of the date we receive a complete request for payment of the Death Benefit. Death Benefit provisions are described in detail on page 7.

GUARANTEE PERIOD          A period of years for which a specified interest rate
----------------          is guaranteed. Guarantee Periods will be offered at
                          our discretion and may range from one to ten years.

INCOME PLAN               An Income Plan distributes payments on a scheduled
-----------               basis during the payout phase.

MARKET VALUE ADJUSTMENT   An increase or decrease in a partial withdrawal, full
-----------------------   surrender, Death Benefit or Income Plan payment to
                          you, reflecting changes in the level of interest rates since the Sub-Account was established. The method of calculation is explained on page 7.

PAYOUT START DATE         The date the Adjusted Account Value is applied to an
-----------------         Income Plan. The anticipated date is shown on page 3.
                          You may change the Payout Start Date by writing to us at least 30 days prior to this date. The Payout Start
                          Date must be on or before the later of:

                          .   the annuitant's 90th birthday; or

                          . the 10th anniversary of the Certificate's issue date.

SUB-ACCOUNT               A portion of this Certificate which is identified by
-----------               the Guarantee Period and the date the guarantee
                          begins. A Sub-Account(s) is created when:

                          .   a purchase payment is made; or

                          . a new Guarantee Period is selected after the prior Guarantee Period expires.

                          A Sub-Account continues until the end of the Guarantee Period.

SUB-ACCOUNT VALUE         The funds allocated to a Sub-Account plus the interest
-----------------         credited, less any withdrawals.

--------------------------------------------------------------------------------
ANNUITY DATA
--------------------------------------------------------------------------------

CERTIFICATE NUMBER:........................................ 44444444


ISSUE DATE:................................................ JUNE 1, 1995


INITIAL PURCHASE PAYMENT:.................................. $10,000.00


OWNERS:.................................................... JOHN DOE
 ........................................................... JANE DOE


ANNUITANT:................................................. JOHN DOE
  AGE AT ISSUE:............................................ 35
  SEX:..................................................... MALE


PAYOUT START DATE:......................................... MAY 19, 2030


ADDITIONAL PURCHASE PAYMENTS:
  NUMBER OF ADDITIONS ALLOWED:............................. UNLIMITED
  MINIMUM ADDITION AMOUNT:................................. $1000.00


GUARANTEE                             ALLOCATION        INTEREST CREDITING RATE
PERIOD             ENDING DATE          AMOUNT            FOR GUARANTEE PERIOD
-----------        -----------        ----------        ------------------------

5 YEARS            06/01/00            $5,000.00                 X.XX%
10 YEARS           06/01/05            $5,000.00                 X.XX%


OWNER'S
BENEFICIARY                      PERCENTAGE
-----------                      ----------

JEFF DOE                            50%
MICHAEL DOE                         50%



DPN566                             Page 3

--------------------------------------------------------------------------------
PEOPLE INVOLVED
--------------------------------------------------------------------------------


OWNER               The person named at the time of enrollment is the owner of
-----               this Certificate unless subsequently changed. As owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else.

                    You may exercise all rights stated in this Certificate, subject to the rights of any irrevocable beneficiary.

                    You may change the owner or beneficiary at any time. If you are a natural person or a grantor trust, you may change the annuitant prior to the Payout Start Date. Once we have received a satisfactory written request for an owner, beneficiary or annuitant change, the change will take effect as of the date you signed it. We are not liable for any payment we make or other action we take before receiving any written request from you. We are not responsible for the tax consequences of an owner, beneficiary or annuitant change.

                    You may assign an interest in this Certificate. No beneficiary may assign benefits under the Certificate until they are due to them. We are not bound by an assignment unless it is signed by you and filed with us. We are not responsible for the validity or tax consequences of an assignment.

                    If the owner is more than one person, then:

                    . owner as used in this Certificate is defined as all people named as owners, unless otherwise indicated; and

                    . any request to exercise ownership rights must be signed by all owners.

                    On the death of the owner (or if multiple owners, on the death of the first owner to die), a Death Benefit option must be elected. A Death Benefit option must also be elected if the owner is a grantor trust and one of the grantors dies prior to the Payout Start Date. See page 7 for more details.

ANNUITANT           The annuitant must be a natural person.  The owner ( or if
---------           multiple owners, the youngest owner) is the annuitant unless a different annuitant has been named. If the annuitant dies prior to the Payout Start Date, a Death Benefit option must be elected. See page 7 for details.

BENEFICIARY         If the owner is a natural person:
-----------

                    . we will determine the beneficiary from the most recent written request we have received from you;

                    . if you do not name a beneficiary or if the beneficiaries named are no longer living, the beneficiary will be:

                       .  your spouse if living;

                       .  otherwise, your children equally if living;

                       .  otherwise, your estate.

                    If the owner is a grantor trust, then the beneficiary will be that same grantor trust.

                    If the owner is a non-natural person other than a grantor trust, the owner is also the beneficiary, unless a different beneficiary has been named.

                    The beneficiary becomes the new owner if the sole surviving owner dies prior to the Payout Start Date. If the sole surviving owner dies after the Payout Start Date, the beneficiary will receive any guaranteed income payments scheduled to continue.

--------------------------------------------------------------------------------
ACCUMULATION PHASE
--------------------------------------------------------------------------------

PURCHASE PAYMENTS   Purchase payments may be made at any time during the
-----------------   accumulation phase. Purchase payments after the initial
                    purchase payment are not required. We may limit the number of additional purchase payments. Any such limit is on page
                    3. We may also set a maximum acceptable size for each purchase payment.

                    You will be required to designate a Guarantee Period(s) for each purchase payment made.

INTEREST CREDITED   Interest will be credited  daily during the accumulation
-----------------   phase using the effective annual interest rate declared by us for that particular Guarantee Period at the time the Sub-
                    Account is established. Interest will be credited to the initial purchase payment from the issue date. Interest will be credited to subsequent purchase payments from the date of receipt. "Effective annual rate" is defined as the yield resulting when interest credited at the underlying daily rate has compounded for a full year. Interest rates will be declared periodically for each Guarantee Period then being offered.

RENEWAL OF A        A notice will be mailed prior to the expiry of each Sub-
------------        Account allowing you to select a renewal Guarantee
GUARANTEE PERIOD    Period(s). If we do not receive a selection by the expiry
----------------    of the Sub-Account, a renewal Guarantee Period of the same duration as the previous Guarantee Period will automatically be established. If a renewal Guarantee Period selection is made within the 30 calendar days following the Sub-Account expiry, a Sub-Account will be established according to that selection as of the Sub-Account expiry date.

                    If a full surrender is made within 30 days following the expiry of any Sub-Account or if a partial withdrawal of an entire Sub-Account is made within 30 days following that Sub-Account's expiry, then the affected Sub-Account will be deemed to have been renewed at the shortest Guarantee Period then being offered.

                    No less than $1,000 may be allocated to any one Guarantee Period at the time a purchase payment is made or a renewal Guarantee Period is selected.

PARTIAL WITHDRAWALS You have the right to make a partial withdrawal at any ------------------- time during the accumulation phase. You must specify the
                    Sub-Account(s) from which you wish to make a withdrawal. If a partial withdrawal would leave a Sub-Account Value of less than $1,000, we will treat the request as a withdrawal of that Sub-Account's entire value. If any partial withdrawal reduces the Account Value of your Certificate to less than $1,000, we will treat the request as full surrender of the entire Account Value and the Certificate will terminate.

                    The amount of any partial withdrawal you request, plus any applicable withdrawal charge and taxes, will reduce your Sub-Account Value. During the first 30 calendar days of a Sub-Account's renewal Guarantee Period, amounts withdrawn from that Sub-Account will not incur withdrawal charges or Market Value Adjustments. After the first 30 calendar days of a Sub-Account's renewal Guarantee Period, amounts withdrawn from that Sub-Account in excess of the remaining preferred withdrawal amount will incur withdrawal charges and Market Value Adjustments.

                    In addition, the amount you receive will reflect the deduction of any applicable taxes.

                      Withdrawal charges and Market Value Adjustments will be waived on partial withdrawals taken to satisfy qualified plan required minimum distribution rules as described in the Internal Revenue Code. This waiver is permitted only for withdrawals which satisfy distributions resulting from this Certificate.

                      We reserve the right to defer payment of any partial withdrawal for up to six months after the date you request it.

FULL SURRENDER        Upon a full surrender, the Certificate will terminate. You have the right to make a full surrender at any time during the accumulation phase. If you surrender your Certificate, a withdrawal charge and Market Value Adjustment will be applied to:

                      .  The Account Value less:

                         . The total Sub-Account Value for all Sub-Accounts which are within the first 30 calendar days of their Guarantee Periods, and

                         . The remaining preferred withdrawal amount for any Sub-Accounts which are not within the first 30 days of their Guarantee Periods.

                      In addition, the amount you receive will reflect the deduction of any applicable taxes.

                      We reserve the right to defer payment of any full surrender for up to six months after the date you request it.

RETURN OF PURCHASE    If you surrender this Certificate, your Cash Surrender
PAYMENT (GUARANTEE    Value is guaranteed to never be less than:
UPON FULL SURRENDER)
                      .  The sum of all purchase payments;

                      . less the sum of all amounts previously received (prior to the deduction of any premium taxes or other applicable taxes imposed on us.)

PREFERRED WITHDRAWAL  A withdrawal amount free of withdrawal charges and Market
AMOUNT Value Adjustments will be available in each Sub-Account year for each Sub-Account. The preferred withdrawal amount is 10% of the amount of the Sub-Account's purchase payment or funds allocated to the Sub-Account.

                      Any preferred withdrawal amount not withdrawn in a Sub-Account Year may not be carried over to increase the preferred withdrawal amount in a subsequent Sub-Account Year. Similarly, the preferred withdrawal amount not withdrawn from one Sub-Account may not be transferred to increase the preferred withdrawal amount in another Sub-Account.

WITHDRAWAL CHARGE     Unless otherwise waived by provisions of this Certificate, a withdrawal charge will be applied to any partial withdrawals or a full surrender of the certificate.

                      The withdrawal charge will be 6% multiplied by the amount defined in the Partial Withdrawal and Full Surrender sections above.

TAXES Any premium taxes or other applicable taxes imposed on us for amounts relating to this Certificate may be deducted from the purchase payments or the Account Value when the tax is incurred or at a later time. In addition, personal federal and state income tax withholding may be deducted from partial withdrawal and full surrender payments. Amounts withheld for personal taxes do not necessarily represent your entire tax liability.

MARKET VALUE ADJUSTMENT  Unless otherwise waived by provisions of this
                         Certificate, the Market Value Adjustment will be applied to any partial withdrawals or full surrender of the Certificate. The Market Value Adjustment may be either positive or negative and will be based on the following:

                                I = the interest crediting rate for that Sub-
                                    Account;

                                N = the number of complete days from the date
                                    the withdrawal request is received to the end of the Sub-Account's Guarantee Period; and

                                J = the current interest rate credited for new
                                    certificates, on the date the withdrawal request is received, for a Guarantee Period of duration N. If a Guarantee Period of duration N is not currently being offered, J will be determined by weighted average. If N is less than or equal to 365 days, J will be the rate for a Guarantee Period of duration 365.

                         The Market Value Adjustment will be the result of [.9 X (I - J) X (N / 365)] multiplied by the amount defined in the Partial Withdrawal and Full Surrender sections above.

-------------------------------------------------------------------------------
DEATH BENEFIT OPTIONS DURING ACCUMULATION PHASE
-------------------------------------------------------------------------------

OWNER'S DEATH            If any owner dies prior to the Payout Start Date, the
                         new owner (any surviving joint owner(s) or if none, the beneficiary) must elect an applicable option listed below. If the owner is a grantor trust and one of the grantors dies prior to the Payout Start Date, the trustee must elect an applicable option listed below.
                         If the option selected is 1(a), 1(b)(ii), 2(a) or 2(b)(ii) below, and the deceased owner was also the annuitant, the new annuitant will be the youngest new owner, unless the new owner names a different annuitant.

                         1. IF THE NEW OWNER IS A NATURAL PERSON AND IS NOT THE SPOUSE OF THE DECEASED OWNER. IF IN A GRANTOR TRUST SITUATION, THE SURVIVING GRANTOR, OR IF NONE, THE BENEFICIARY OF THE TRUST, IS A NATURAL PERSON AND IS NOT THE SPOUSE OF THE DECEASED GRANTOR:

                             a. The new owner or trustee may choose to receive
                                the Cash Surrender Value in a lump sum not later than five years from the date of the owner's death; or

                             b. If we receive due proof of death within 180 days
                                of the date of the owner's death, then the new owner or trustee may alternatively choose to:

                                i.  Receive the Death Benefit in a lump sum; or

                                ii. Apply the Death Benefit to an Income Plan
                                    which must begin within one year of the date of death and must be for a period equal to or less than the life expectancy of the new owner. In a grantor trust situation, the period must be equal to or less than the life expectancy of a surviving grantor (or if none, the beneficiary) selected by the trustee.

                         2. IF THE NEW OWNER IS THE SURVIVING SPOUSE OF THE
                            DECEASED OWNER. IF IN A GRANTOR TRUST SITUATION, THE SPOUSE IS THE SOLE SURVIVING GRANTOR (OR, IF THERE IS NO SURVIVING GRANTOR, THE SOLE BENEFICIARY OF THE TRUST):

                            a. The surviving spouse may choose to continue the
                               Certificate as if the death had not occurred. If the Certificate is continued as if the death had not occurred, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, a Market Value Adjustment, determined at the date of the withdrawal, will apply. The single withdrawal amount is in addition to the annual preferred withdrawal amount; or

                     b. If we receive due proof of death within 180 days of the date of the owner's death, then the surviving spouse may alternatively choose to:

                         i.   Receive the Death Benefit in a lump sum; or

                         ii. Apply the Death Benefit to an Income Plan which must begin within one year of the date of death and must be for a period equal to or less than the life expectancy of the new owner or, in a grantor trust situation, the life expectancy of the surviving spouse.

                 3. IF THE NEW OWNER IS A NON-NATURAL PERSON (OTHER THAN A GRANTOR TRUST):

                     The new owner must receive the Death Benefit in a lump sum.

ANNUITANT'S DEATH    If the annuitant dies and the annuitant is not also an
                     owner, the owner must elect an applicable option listed below. If the option selected is 1(a) or 1(b)(ii) below, the new annuitant will be the youngest owner, unless the owner names a different annuitant.

                 1.  IF THE OWNER IS A NATURAL PERSON OR A GRANTOR TRUST:

                     a. The owner may choose to continue the Certificate as if the death had not occurred; or

                     b. If we receive due proof of death within 180 days of the date of the annuitant's death, then the owner may alternatively choose to:

                         i.   Receive the Death Benefit in a lump sum; or

                         ii. Apply the Death Benefit to an Income Plan which must begin within one year of the date of death and must be for a period equal to or less than the life expectancy of the owner, or in a grantor trust situation, the life expectancy of a grantor.

                 2. IF THE OWNER IS A NON-NATURAL PERSON (OTHER THAN A GRANTOR TRUST):
                     The owner must receive the Death Benefit in a lump sum.

PROOF OF DEATH   We may require that this Certificate be returned to us prior to any settlement. We must receive due proof of death of the owner prior to settlement of a death claim. Due proof of death is one of the following:

                 .   a certified copy of a death certificate; or

                 . a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

                 .   any other proof acceptable to us.

-------------------------------------------------------------------------------
PAYOUT PHASE
-------------------------------------------------------------------------------

PAYMENT AMOUNT   The Adjusted Account Value on the Payout Start Date, will be exchanged for a series of periodic income payments under an Income Plan. The periodic income payment amount will be calculated by multiplying the Adjusted Account Value on the Payout Start Date, by the greater of:

                 . Payment plan rates declared by us. These rates will provide at least as much income as would our then current Single Premium Immediate Annuity certificate rates; or

                 . Guaranteed payment plan rates. These rates are calculated using the following assumptions for the Income Plan and payment frequency selected:

                 .   Interest rate of 3% per year; and

                 .   No loading.

                     For Income Plans which include life income, the following additional assumptions will be used:

                 .   Mortality rates from the 1983 Table a Annuity Mortality
                     Tables;

                 . Age(s) of the annuitant and joint annuitant (if applicable) on the Payout Start Date set back one year for each six full years between January 1, 1983 and the Payout Start Date; and

                 . Sex(es) of the annuitant and joint annuitant (if applicable) on the Payout Start Date, unless the Certificate was issued under an employer-sponsored program or in a jurisdiction requiring unisex rates (in which case, a 80% female, 20% male blend of the mortality rates will be used).

INCOME PLANS     Available Income Plans are listed below:

                 1. LIFE INCOME WITH OR WITHOUT GUARANTEED PAYMENTS. For plans without guaranteed payments, we will make payments only for as long as the annuitant is living. For plans with guaranteed payments, we will make payments for the guaranteed period and thereafter as long as the annuitant is living. The number of months guaranteed range from 60 to 360.

                 2. JOINT AND SURVIVOR LIFE INCOME WITH OR WITHOUT GUARANTEED PAYMENTS. For plans without guaranteed payments, we will make payments only for as long as either the annuitant or joint annuitant is living. For plans with guaranteed payments, we will make payments for the guaranteed period and thereafter as long as either the annuitant or joint annuitant is living. The number of months guaranteed range from 60 to 360.

                 3. GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD. We will make payments beginning on the Payout Start Date for a specified period. These payments do not depend on the annuitant's life. The number of months guaranteed may range from 60 to 360.

                 We reserve the right to accept other Income Plans.

PAYOUT TERMS     The income payments are subject to the following terms and
AND CONDITIONS   conditions:

                 . If the Adjusted Account Value is not enough to provide an initial payment of at least $20, we reserve the right to:

                     . change the payment frequency to make the payment at least
                       $20; or

                     . terminate the Certificate and pay you the Adjusted
                       Account Value in a lump sum.

                 . If we do not receive a written choice of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be life income with 120 months guaranteed.

                 . If you choose an Income Plan which depends on any person's life, we may require proof of age and sex before income payments begin and we may require proof that the annuitant or joint annuitant is still alive before we make each payment.

                 . After the Adjusted Account Value has been applied to an Income Plan on the Payout Start Date, the Income Plan cannot be changed, the exchange of the Adjusted Account Value for an Income Plan can not be reversed and no withdrawals can be made.

                 . If any owner dies during the payout phase, income payments will continue as scheduled.


-------------------------------------------------------------------------------
GENERAL PROVISIONS
-------------------------------------------------------------------------------

THE ENTIRE       The entire contract consists of the Master Policy, the Master
CONTRACT         Policy application, any written enrollments, and any
                 endorsements.

                 All statements made in written enrollments are representations and not warranties. No statement will be used by us in defense of a claim or to void a Certificate unless it is included in a written enrollment.

                 Only our officers may change the Master Policy or Certificate or waive a right or requirement. No other individual may do this.

                 The Master Policy may be amended by us, terminated by us, or terminated by the Master Policyholder without the consent of any other person. No termination completed after the issue date of this Certificate will adversely affect your rights under this Certificate.

                 We may not modify this Certificate without your consent, except to make it comply with any changes in the Internal Revenue Code, or as required by any other applicable law.

INCONTESTABILITY We will not contest the validity of this Certificate after the issue date.

MISSTATEMENT OF  If any age or sex has been misstated, we will pay the amounts
AGE OR SEX       which would have been paid at the correct age or sex. If we find the misstatement of age or sex after the income payments begin, we will:

                 .   pay all amounts underpaid including due interest; or

                 . stop payments until the total payments are equal to the corrected amount plus due interest.

                     For purposes of the Misstatement of Age or Sex provision, due interest will be calculated at an effective annual rate of 3% or as required by state law.

                     The misstatement of sex provision described above does not apply to Certificates issued under employer-sponsored programs or Certificates issued in jurisdictions which require unisex rates.

ANNUAL STATEMENT     At least once a year, prior to the Payout Start Date, we
----------------     will send you a statement containing Account Value
                     information. The information presented will comply with any applicable law.

                       Northbrook Life Insurance Company
                         (herein called "we" or "us")



                     Certificate Endorsement for IRA Plans

The following provisions are added to your Certificate and will take precedence over any other provision to the contrary in your Certificate:

1. The owner of this Certificate must be the annuitant.

2. You may not:
   a. transfer;
   b. sell;
   c. assign;
   d. discount; or
   e. pledge

   this Certificate for any purpose.

3. Your rights in this Certificate are nonforfeitable. This Certificate is for the exclusive benefit of you and your beneficiaries.

4. Except as described below, the annual purchase payment under the Certificate shall not exceed the lesser of $2,000 or 100% of compensation. In the case of a spousal IRA, the maximum contribution shall not exceed the lesser of $2,250 or 100% of compensation, but no more than $2,000 can be paid to either spouse's IRA. The exceptions are:

   a. The above limits shall not apply to "rollover contributions" as that term is described in Sections 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4),
      403(b)(8) and 408(d)(3) of the Internal Revenue Code.

   b. In addition to any amounts you contribute, your employer can contribute annually up to the lesser of 15% of your compensation or $30,000 under 408(k) of the Internal Revenue Code.

   c. Any or all of the above contribution limits shall change in step with changes to such limits in the Internal Revenue Code.

5. Your entire interest must be or begin to be distributed by April 1 following the calendar year in which you reach age 70 1/2. You must take distributions in accordance with the requirements of Section 401(a)(9) of the Internal Revenue Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and the regulations thereunder, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. The distribution may be made in a single sum or in periodic payments over:

   a. your life; or
   b. the lives of you and your "designated beneficiary"; or
   c. a period certain not extending beyond your life expectancy; or
   d. a period certain not extending beyond the life expectancy of you and your "designated beneficiary".

   For purposes of this endorsement "designated beneficiary" is the natural person that you name prior to the payout start date.

   For the purpose of the distribution rules described in this section, payments must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q&A F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

6. The minimum amount you are required to receive for any tax year is at least equal to:

   a. the value of the Certificate at the end of the prior year; divided by
   b. your life expectancy (or the joint life and last survivor expectancy of you and your "designated beneficiary") using the age(s) as of your birthday(s) in that year.

7. If your spouse is not the "designated beneficiary":

   a. the minimum amount you are required to receive beginning with the first calendar year for which distributions are required is:
      1) the value of the Certificate at the end of the prior year; divided by
      2) the lesser of:
          a) the applicable life expectancy; or
          b) the applicable divisor contained in Q & A -4 in 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

                     b. if payments are made in the form of a period certain annuity, the maximum period certain at the required beginning date is defined in 1.401(a)(9)-2.

                     c. if the payments are made in the form of a joint and
                        survivor annuity, the payment to the survivor must not exceed the applicable percentage as defined in 1.401(a)(9)-2.

                 8. For purposes of calculating the minimum annual distribution from this Certificate, life expectancies are determined by the return multiples contained in Tables V and VI of
                     Section 1.72-9 of the Income Tax Regulations. Life expectancies of you and your spouse (if your spouse is the "designated beneficiary") may be recalculated annually. The life expectancy of a non-spousal "designated beneficiary" may not be redetermined.

                     Your life expectancy and any spousal "designated beneficiary's" life expectancy will be redetermined annually using 1.72-9 unless you elect otherwise prior to the start of the required distributions.

                     If you elect not to have life expectancies redetermined annually, then life expectancies will be calculated only once, at the time of the first payment, and will thereafter decrease at the rate of 1 year per year elapsed. If made, this election is irrevocable and will apply to all subsequent years.

                 9. If you die before distribution has begun and your beneficiary is your surviving spouse, your spouse must elect one of the following forms of distribution:

                     a.  a life annuity; or
                     b. one or more certain payments over a period no longer than his/her own life expectancy; or
                     c.  treat the account as his/her own IRA.

                     If the form of distribution elected is a. or b. above, equal or substantially equal payments will be made over your spouse's life or life expectancy. The form of distribution must be elected within five years after your death or the calendar year in which you would have attained age 70 1/2, whichever is earlier. If the form of distribution is a. or b. above, payments must commence within one year of your death or the year in which you would have attained age 70 1/2, whichever is later. If your surviving spouse makes a regular IRA contribution to the account, makes a rollover to or from the account, or fails to elect any of the three forms of distribution listed above, c. is automatically assumed. Any amount paid to a child of the owner will be treated as if it were paid to the surviving spouse if the remainder of the interest becomes payable to the surviving spouse when the child reaches age of majority.

                 10. If you die before distribution has begun and your
                     beneficiary is not your surviving spouse, the beneficiary must either:

                     a. start receiving, within one year of your death, equal or substantially equal payments over the life or life expectancy of your beneficiary; or
                     b. have the proceeds totally distributed within five years of your death.

                 11. For the purpose of the distribution rules described in the two preceding sections, the payments to be received by your beneficiary will be computed using the return multiples specified in section 1.72-9 of the Income Tax Regulations. Life expectancies of a surviving spousal beneficiary may be recalculated annually. The life expectancy of a non-spousal beneficiary may not be redetermined.

                     If the beneficiary is your spouse, his/her life expectancy will be redetermined annually using Table V and VI of
                     Section 1.72-9 unless he/she elects otherwise prior to the start of the required distributions.

                     If your spouse is the beneficiary and does not elect to have life expectancies redetermined annually, or if your beneficiary is not your spouse, then life expectancies will be calculated only once, at the time of the first payment, and will thereafter decrease at the rate of 1 year per year elapsed. If made, this election is irrevocable and will apply to all subsequent years.

                     Distributions made in accordance with this section are considered to have begun if distributions are made on account of your beneficiary reaching his or her required beginning date or if prior to the required beginning date distributions irrevocably begin for your beneficiary over a period permitted and in an annuity form acceptable under
                     Section 1.401(a)(9) of the Proposed Income Tax Regulations.

                 12. If you die after distribution has begun, any remaining payments shall continue to be paid to your beneficiaries at least as rapidly as under the method of distribution in effect.

                 13. We will issue annual reports containing account value
                     information.

                           Michael J. Velotta         Louis G. Lower, II
                           ------------------         ------------------
                           Secretary                  President

                       NORTHBROOK LIFE INSURANCE COMPANY
                         (HEREIN CALLED "WE" OR "US")

                  CERTIFICATE AMENDMENT FOR 403(B) ANNUITIES


The following provisions are added to your Certificate:

1. The owner of this Certificate must be the annuitant.

2. You may not:

   a. transfer;

   b. sell;

   c. assign;

   d. discount; or

   e. pledge

   this Certificate for any purpose, to any person but us.

3. Account balances accruing after December 31, 1986 must begin to be paid out by the April 1 after the calendar year in which you reach age 70 1/2. The distribution may be made in a single sum or in periodic payments.

   a. The payments must be over:

      1) your life; or

      2) the lives of you and your "designated beneficiary"; or

      3) a period certain not extending beyond your life expectancy; or

      4) a period certain not extending beyond the life expectancy of you and your "designated beneficiary".

   For the purpose of this amendment, the "designated beneficiary" is the natural person that you name prior to the payout start date.

   b. The minimum amount you are required to receive for any tax year is:

      1) the account balance of the Certificate at the end of the prior year, divided by;

      2) your life expectancy (or the joint and last survivor expectancy of you and your "designated beneficiary") using the age(s) as of your birthday(s) in that year.

4. For account balances accruing after December 31, 1988 distributions of contributions made under a salary reduction agreement may only occur upon:

   a. or after attainment of age 59 1/2; or

   b. separation from service; or

   c. death; or

   d. disability (as defined in Internal Revenue Code Section 72(m)(7)); or

   e. hardship.

   In the case of hardship distributions, earnings due to these purchase payments cannot be withdrawn. The plan administrator will be responsible for determining whether an individual's circumstances meet the definition of hardship as set forth in the Internal Revenue Code and Regulations.

5. For the purpose of this amendment, "account balances" includes:

   a. any contributions made after the specified date:

      1) December 31, 1986; or

      2) December 31, 1988

      whichever is applicable; and

   b. all earnings credited after the specified date.

You are permitted to directly rollover all or a portion of any eligible rollover distribution which you receive, to an eligible retirement plan (i.e.,
IRA, 401(a), or 403(b) ).   In the  case of an eligible rollover distribution to
your surviving spouse,   an eligible  retirement plan is limited to an IRA.

An eligible rollover distribution is any distribution from your account except:

1. one of a series of payments pursuant to a life or a joint life income option, or

2. one of a series of payments pursuant to a period certain income option based on your life expectancy (or joint life expectancy of you and your designated beneficiary), or

3. one of a series of substantially equal periodic payments for a specified period of ten years or more, or

4. one that qualifies as a required minimum distribution as defined by section 401(a)(9) of the Internal Revenue Code.



          Michael J. Vellota                          Louis G. Lower, II
          Secretary                                   President

                    Custom Annuity Plus and Custom Plus G&I
       Enrollment for Coverage under Group Annuity Contract(s) issued to
                          Dean Witter Reynolds, Inc.
       Issued by Northbrook Life Insurance Company, Northbrook, Illinois
             Send Enrollment to: Northbrook Life Insurance Company
                    P.O. Box 94040, Palatine, IL 60094-4040
--------------------------------------------------------------------------------
1. Total Purchase Payment
   $____________________
--------------------------------------------------------------------------------
2. Annuity Plan (check only one plan)

[_] Custom Annuity Plus (Fill in sub-account allocation(s))
    $________ for ____ year(s)           $________ for ____ years
    $________ for ____ year              $________ for ____ years
    $________ for ____ year              $________ for ____ years
    $________ for ____ year              $________ for ____ years
    $________ for ____ year              $________ for ____ years
[_] Custom Plus Growth & Income Annuity for _____ (5 - 10) years.
    (2 certificates will be issued)
--------------------------------------------------------------------------------
3. Federal Withholding Election
   Do you wish to have Federal Income Tax withheld from your annuity payments?
   [_] Yes  [_] No
--------------------------------------------------------------------------------
4. Owner(s)      [_] Male    [_] Female
                                                                  (mm / dd / yy)
    Name_____________________ Soc. Sec. No. ____________ Birthdate______________
    Address__________________ City______________________ State_____ Zip_________

    Name_____________________ Soc. Sec. No. ____________ Birthdate______________
    Address__________________ City______________________ State_____ Zip_________
--------------------------------------------------------------------------------
5. Annuitant (Leave blank if Annuitant same as sole Owner or if this annuity will be part of an IRA, 403(b), or SEP.)
   (Defining life only, not entitled to benefits.)
                 [_] Male    [_] Female   Relationship to Owner___________
   Name______________________ Soc. Sec. No. ____________ Birthdate______________
   Address___________________ City______________________ State_____ Zip_________
--------------------------------------------------------------------------------
6. Beneficiary(ies)(Entitled to benefits upon last Owner's death. If Owner is a trust, the beneficiary will be the same trust.) Name___________________________ Relationship to Owner ____________
   Name___________________________ Relationship to Owner ____________
--------------------------------------------------------------------------------
7. Replacement Will this annuity replace or change any existing annuity or life insurance? [_] Yes [_] No
   (If yes, complete the following.)
   Company__________________________________ Policy No. ___________________
   Cost basis amount________________________ Policy Date___________________
   Intended to qualify as a 1035 exchange? [_] Yes [_] No (If yes, attach copy of signed Absolute Assignment form.)
--------------------------------------------------------------------------------
8. Tax Qualified Plan  [_] Yes [_] No (If yes, complete the following)
   [_] IRA Rollover    [_] IRA Transfer  [_] IRA/Year of Contribution_____
   [_] 401(a)(pension) [_] 403(b)(TSA)   [_] SEP/Year of Contribution_____
   (Attach Form 5305)  [_] Other_______
--------------------------------------------------------------------------------
9. Special Instructions

--------------------------------------------------------------------------------
   A copy of this Enrollment signed by the Account Executive will be the receipt for the first purchase payment. If this Enrollment is declined, Northbrook Life Insurance Company ("Northbrook") will have no liability except to return the first purchase payment.
   I have read the above statements and represent that they are complete and true to the best of my knowledge and belief. I agree that this Enrollment shall be a part of the Certificate issued by Northbook. Northbrook may add to or correct the Enrollment in the space labeled 'Home Office Endorsement.' By accepting the Certificate issued, I agree to any additions or corrections to this Enrollment. Northbrook will obtain written agreement from me for any change in the benefits, type of plan, or birth date.
   I UNDERSTAND THAT WITHDRAWALS AND SURRENDERS MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT IF EXERCISED PRIOR TO THE END OF A RATE GUARANTEE PERIOD. I ALSO ACKNOWLEDGE RECEIPT OF THE CURRENT PROSPECTUS FOR THIS PRODUCT.

Signed at_________________________________________  Date___/___/___
                  City                State

Signature(s) of Owner(s)_____________________________________________________
--------------------------------------------------------------------------------
Home Office Endorsement

--------------------------------------------------------------------------------
AE Use Only Do you have any reason to believe that the Certificate(s) applied for is (are) to replace or change any existing annuity or life insurance?
[_] YES  [_] NO

 AE's Signature___________________________________ Quote #____________________
 AE's Name______________________________ AE's License ID # (FL only)__________
 Branch/AE No.__________ Phone Number (___)__________ Transaction #___________
--------------------------------------------------------------------------------